                                                               FILE NO. 811-2842

                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM N-2


[ ] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

[X] AMENDMENT NO. 21

                          SAMARNAN INVESTMENT CORPORATION
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Exact Name of Registrant as Specified in Charter

                   214 NORTH RIDGEWAY DRIVE, CLEBURNE, TEXAS 76031
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Address of Principal Executive Offices   (Number, Street, City, State, Zip Code)

                                    (817) 641-7881
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Registrant's Telephone Number, including Area Code

          GEORGE S. WALLS, JR., 214 NORTH RIDGEWAY DR., CLEBURNE, TEXAS 7603
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Name and Address    (Number, Street, City, State, Zip Code) of Agent for Service

                           SAMARNAN INVESTMENT CORPORATION

                                       FORM N-2

                                CROSS REFERENCE SHEET

ITEM OF FORM N-2                                               PAGE IN FORM N-2*
----------------                                               -----------------
      PART A
Item  1.  Outside Front Cover                                  Not Applicable
Item  2.  Inside Front Cover and Outside Back Cover Page       Not Applicable
Item  3.  Fee Table and Synopsis                               Not Applicable
Item  4.  Financial Highlights                                 Not Applicable
Item  5.  Plan of Distribution                                 Not Applicable
Item  6.  Selling Shareholders                                 Not Applicable
Item  7.  Use of Proceeds                                      Not Applicable
Item  8.  General Description of the Registrant                          2-4
Item  9.  Management                                                    4-13
Item 10.  Capital Stock, Long-Term Debt, and Other Securities             14
Item 11.  Defaults and Arrears on Senior Securities                       14
Item 12.  Legal Proceedings                                               15
Item 13.  Table of Contents of the Statement of Additional Information    15


      PART B
Item 14.  Cover Page                                           Not Applicable
Item 15.  Table of Contents                                    Not Applicable
Item 16.  General Information and History                      Not Applicable
Item 17.  Investment Objectives and Policies                              16
Item 18.  Management                                                      16
Item 19.  Control Persons and Principal Holders of Securities             16
Item 20.  Investment Advisory and Other Services                          16
Item 21.  Brokerage Allocation and Other Practices                        16
Item 22.  Tax Status                                                      16
Item 23.  Financial Statements                                            16

                                         (i)

      PART C
Item 24.  Financial Statements and Exhibits                            17-18
Item 25.  Market Arrangements                                  Not Applicable
Item 26.  Other Expenses of Issuance and Distribution          Not Applicable
Item 27.  Persons Controlled by or Under Common Control        Not Applicable
Item 28.  Number of Holders of Securities                                 18
Item 29.  Indemnification                                                 18
Item 30.  Business and Other Connections of Investment Adviser            19
Item 31.  Location of Accounts and Records                                19
Item 32.  Management Services                                  Not Applicable
Item 33.  Undertakings                                         Not Applicable
Signatures                                                                20

*    Filed in Item-and-Answer Form


                                         (ii)
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                                        PART A

                                    THE PROSPECTUS

ITEM 1.   OUTSIDE FRONT COVER
          Not Applicable.

ITEM 2.   INSIDE FRONT COVER AND OUTSIDE BACK COVER PAGE
          Not Applicable

ITEM 3.   FEE TABLE AND SYNOPSIS
          Not Applicable.

ITEM 4.   FINANCIAL HIGHLIGHTS
          Not Applicable.

ITEM 5.   PLAN OF DISTRIBUTION
          Not Applicable.

ITEM 6.   SELLING SHAREHOLDERS
          Not Applicable.

ITEM 7.   USE OF PROCEEDS
          Not Applicable.

ITEM 8.   GENERAL DESCRIPTION OF THE REGISTRANT
          1.   GENERAL:
               (a) The answer to this Item is found on Page 2 in the response to Item 1, of the Registrant's initial registration statement on Form N-SB-1 (Commission File No. 2-33344) (hereinafter referred to as the "Registration Statement"), which material is hereby incorporated by reference.

               (b)  The answer to this Item is found on Page 2 in response to
                    Item 3 of the Registrant's Registration Statement, which material is hereby incorporated by reference.

          2.   INVESTMENT OBJECTIVES AND POLICIES:

               (a) The Registrant's investment objective, which it met in fiscal 1998, is to maintain its qualification as a "regulated investment company" under Subchapter M of the Internal Revenue Code.

                    This objective may not be changed without the vote of the holders of a majority of the Registrant's outstanding voting securities.

               (b) During fiscal 1998, the Registrant's portfolio emphasis has been the investment exclusively in tax-exempt obligations issued by a State of the United States or the District of Columbia or a political subdivision of a State or Territory of the United States or any public instrumentality thereof.

                    At the annual meeting of the Registrant's shareholders held on April 28, 1998, the shareholders approved a change in the Registrant's investment objective to permit the Registrant to invest up to 49% of its portfolio in taxable equity securities and taxable debt securities, with the remaining 51% of the portfolio to continue to be invested in the tax-exempt debt securities described above in the preceding paragraph. This change of investment objective is more fully described under the caption "Change in Investment Objective" on pages 3, 4, 5, 6, 7, 8 and 9 of the Registrant's Proxy Statement, dated April 9, 1998, filed with the Commission (the "1998 Proxy Statement") to which reference is made and which material is hereby incorporated by such reference.

                    To facilitate the change in investment objective the Board of Directors of the Registrant approved a plan in January 1999 pursuant to which a portion of the Registrant's portfolio will consist of equity securities and will be designated the "Equity Portfolio" and the remainder of the portfolio consisting of debt securities will be designated the "Debt Portfolio". This plan and related matters is more fully described under the captions "Investment Advisory Agreements", "Proposal 1 The Amendment to the Voyageur Agreement", and "Proposal 2 The Westwood Agreement" on pages 3, 4, 5, 6, 7, 8 and 9 of the Registrant's Proxy Statement, dated March 29, 1999, filed with the Commission (the "1999 Proxy Statement") to which reference is made and which material is hereby incorporated by such reference.

               (c) The policies of the Registrant with respect to investments are set forth on pages 2 and 3 in response to Items 4 and 5 of the Registrant's Registration Statement, which material is hereby incorporated by reference.

                    The policies of the Registrant with respect to investments as a result of the change of investment objective referred to in paragraph (b) above, are set forth under the caption "Change in Investment Objective on pages 3, 4, 5 and 6 of the 1998 Proxy Statement which material is hereby incorporated by reference.

               (d)  Not applicable.

          3.   RISK FACTORS:
                    Investments by the Registrant in tax-exempt government obligations are primarily subject to the risk that the governmental authority issuing the obligations may default in the payment of interest and/or principal payable under its obligations and may seek the protection of the Federal bankruptcy laws. The Registrant has not experienced any such default to date.

                    The risk factors with respect to taxable equity securities are set forth under the subcaption "Proposed Investment Objective" on page 4 of the 1998 Proxy Statement and the risk factors with respect to taxable debt securities are set forth under the subcaption "Proposed Investment Objective" on page 5 of the 1998 Proxy Statement which material is hereby incorporated by reference.

          4.   OTHER POLICIES:
                    The answer to this Item is found on page 3 of the Registration Statement in response to Item 4 (g), which material is hereby incorporated by reference, and under the subcaption "Proposed Investment Objective" on pages 4, 5 and 6 of the 1998 Proxy Statement which material is hereby incorporated by reference.

          5.   SHARE PRICE DATA:
                    The Registrant's securities are not listed on any stock exchange nor are transactions in its securities reported on NASDAQ. Consequently, the information requested by this Item is inapplicable.

          6.   BUSINESS DEVELOPMENT COMPANIES:
                    Not applicable.

ITEM 9. MANAGEMENT
          1.   GENERAL:
               (a)  BOARD OF DIRECTORS:
                    The Board of Directors of the Registrant is responsible for managing the business and affairs of the Registrant.


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

               (b)  INVESTMENT ADVISERS:

               (A) During fiscal 1998, the Registrant had one investment advisor, Voyageur Asset Management LLC ("VAM") whose principal business address is 90 South Seventh Street, Suite 4300 Minneapolis, Minnesota 55402.

                    VAM is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

                    VAM is a majority owned subsidiary of Dougherty Financial Group, L.L.C. ("DFG"). Thirty three percent (33%) of VAM is owned in equal parts by Frank C. Tonnemaker, James C. King and Louis V. Nanne, senior executives of VAM and 67% by DFG. DFG is owned by Michael E. Dougherty 37%, and 37% is owned in equal parts by James O. Pohlad, Robert C. Pohlad and William M. Pohlad. The remaining 26% of DFG is owned by three of its employees.

                    Under the Investment Advisory Agreement, dated as of April 1, 1991 (the "VAM Agreement"), between the Registrant and VAM, which was approved by the Registrant's shareholders on April 25, 1991, VAM provides the Registrant with investment advice and statistical services regarding its investments, including, subject to authorization by the President of the Registrant, placing orders for the purchase and sale of the Registrant's portfolio securities.

                    VAM has advised the Registrant that in effecting portfolio transactions on behalf of the Registrant, VAM will seek the most favorable price consistent with the best execution. VAM may, however, select a dealer to effect a particular transaction without communicating with all dealers who might be able to effect such transaction because of the volatility of the market and the desire of VAM to accept a particular price for a security because the price offered by the dealer meets guidelines for profit, yield, or both.

                    Decisions with respect to placement of the Registrant's portfolio transactions are made by VAM. The primary consideration in making these decisions is efficiency in executing orders and obtaining the most favorable prices for the Registrant. When consistent with these objectives, business may be placed with broker-dealers who furnish investment research services to VAM. Such research services would include advice, both directly and in writing, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities, as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts. The research services may allow VAM to supplement its own investment research activities and enable VAM to obtain the view and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Registrant. To the extent portfolio transactions are effected with broker-dealers who furnish research services, VAM would receive a benefit, which is not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Registrant from these transactions.

                    VAM has not entered into any formal or informal agreements with any broker-dealers, and does not maintain any "formula" that will be required to be followed in connection with the placement of the Registrant's portfolio transactions in exchange for research services provided to VAM, except as noted below. However, VAM does maintain an informal list of broker-dealers which it will use as a general guide in the placement of the Registrant's business in order to encourage certain broker-dealers to provide VAM with research services which VAM anticipates will be useful to it. Because this list is merely a general guide, which is to be used only after the primary criteria for the selection of broker-dealers (discussed above) has been met, substantial deviations from the list are permissible and may be expected to occur. VAM may from time to time have informal agreements with certain broker dealers who may provide or make available "soft dollar" credits for the purchase of research services.

                    VAM will not effect any brokerage transactions in the Registrant's portfolio securities with any broker-dealer affiliated directly or indirectly with VAM.

                    Pursuant to conditions set forth in rules of the Securities and Exchange Commission, the Registrant may purchase securities from an underwriting syndicate of which an affiliated broker-dealer is a member (but not directly from such affiliated broker-dealer itself). Such conditions relate to the price and amount of the securities purchased, the commission or spread paid and the quality of the issuer. The rules further require that such purchases take place in accordance with procedures adopted and reviewed periodically by the Board of Directors of the Registrant, particularly those Directors who are not "interested persons" of the Registrant.

                    When two or more clients of VAM are simultaneously engaged in the purchase or sale of the same security, the prices and amounts are allocated in accordance with a formula considered by VAM to be equitable to each client. In some cases, this system could have a detrimental effect on the price or volume of the security as far as each client is concerned. In other cases, however, the ability of the clients to participate in volume transactions may produce better executions for each client.

                    Under the VAM Agreement, the Registrant paid VAM an advisory fee of $12,000 per quarter ($48,000 per annum), payable quarterly within five days after the end of each calendar quarter. The Registrant has paid VAM under the VAM Agreement an advisory fee of $48,000 in each of the three years ended December 31, 1998. At December 31, 1998, the Registrant had net assets of $18,683,529 and the annual fee payable under the VAM Agreement represented approximately .26% of the Registrant's net assets at that date.

                    At the annual meeting of the Registrant's shareholders held on April 16, 1999, the shareholders approved an amendment, dated April 1, 1999 (the "Amendment"), to the VAM Agreement.

                    The Amendment, which became effective on April 16, 1999, limits VAM's investment advisory services and responsibilities under the VAM Agreement to those of debt securities and the management of the Debt Portfolio. As a result of the Amendment, VAM will not render any investment advice to the Registrant with respect to equity securities nor will it be responsible for the management of the Equity Portfolio.

                    The Amendment changes the fee paid to VAM under the VAM Agreement from the fixed amount described above to a fee based upon the value of the assets in the Debt Portfolio as of the last day of each fiscal quarter of the Registrant on which the New York Stock Exchange (the "NYSE") is open for trading (the "Appraisal Date"). The fee is 0.27% of the appraised value of the assets in the Debt Portfolio, which is payable on a quarterly basis in arrears with a minimum fee of $3,000 per annum. If VAM serves for less than the whole of any fiscal quarter, the fee is to be pro-rated for the portion of such quarter that VAM served as investment adviser.

                    The Amendment provides that the quarterly fee is to be paid within ten days after the Registrant's receipt of VAM's appraisal of the Debt Portfolio and its statement of the fee due thereunder.

                    The Amendment further provides that in making any appraisal, securities listed on any national securities exchange will be valued at the last quoted sales price, regular way, on the Appraisal Date on the principal exchange on which the security is listed; securities listed in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or traded in the over-the-counter market will be valued at the closing price or the highest reported bid price on the Appraisal Date, whichever is available; and securities not listed on any exchange or in NASDAQ or not traded in the over-the-counter market, as well as trades that have not been settled on the Appraisal Date, shall be valued as of the Appraisal Date at fair value as determined in good faith by VAM in accordance with policies approved by the Board of Directors.

                    Except as amended and modified by the Amendment, the VAM Agreement will remain in full force and effect.

               (B) At the annual meeting of the Registrant's shareholders on April 16, 1999, the shareholders approved an investment advisory agreement, dated as of April 1, 1999 (the "WMC Agreement"), between the Registrant and Westwood Management Corp. ("WMC") providing for WMC to be the Registrant's investment advisor with respect to equity securities and to manage its Equity Portfolio.

                    WMC's principal business address is 300 Crescent Court, Suite 1300, Dallas, Texas 75201.

                    WMC is a registered investment advisor under the Investment Advisers Act of 1940, as amended.

                    WMC is a New York corporation which is a wholly owned subsidiary of Southwest Securities Group, Inc., a Delaware corporation ("Southwest Securities"). Southwest Securities is a publicly owned holding company with subsidiaries engaged in providing securities clearing, securities brokerage, investment banking and investment advisory services. To the knowledge of Southwest Securities no person owns 10% or more of its voting securities. The address of Southwest Securities is 1201 Elm Street, Suite 3500, Dallas, Texas 75270.

                    The WMC Agreement provides that WMC will render investment advice to the Registrant with respect to equity securities and will manage the Equity Portfolio. WMC will not render any investment advice with respect to debt securities nor will it be responsible for the management of the Debt Portfolio.

                    The WMC Agreement provides for an advisory fee based upon the appraised value of the assets in the Equity Portfolio on the Appraisal Date (which is the same date provided for in the Amendment to the VAM Agreement discussed above). The fee is 0.75% of the appraised value of the assets in the Equity Portfolio which is payable quarterly in arrears. If WMC serves for less than the whole of any quarter, the fee is to be pro rated for the portion of such quarter that WMC served as investment adviser.

                    The quarterly fee is to be paid to WMC within ten days after the Registrant's receipt of WMC's appraisal of the Equity Portfolio and its statement of the fee due thereunder.

                    The criteria for WMC's appraisal of the assets of the Equity Portfolio is the same as that for VAM's appraisal of the Debt Portfolio described above.

                    Under the WMC Agreement, WMC has agreed to furnish the Registrant investment advice and statistical services regarding equity securities, including placing orders for the purchase and sale of equity securities for the Registrant's account. The Registrant will continue to pay all of its expenses, including legal and accounting fees, fees and expenses of-the Registrant's transfer agent, dividend disbursing agent and custodian, director fees, and the expenses of directors and shareholders meetings. The Registrant will also pay any brokers' commissions, transfer taxes or other charges directly relating to the purchase or sale of equity securities by WMC for the Registrant's account.

                    WMC will pay all of its own administrative costs and expenses necessary and incident to its providing the investment advisory services to the Registrant under the WMC Agreement.

                    The WMC Agreement became effective on April 16, 1999 and will continue in effect for one year therefrom, and thereafter for successive one year periods, provided that each yearly continuation of the WMC Agreement is specifically approved, at least annually by (i) the Board of Directors of the Registrant or by the vote of a majority of the outstanding voting securities of the Registrant, and
                    (ii) by the vote of a majority of the directors who are not parties to the WMC Agreement or "interested persons" (as defined in the 1940 Act) of WMC or of the Registrant cast in person at a meeting duly called for the purpose of voting on such approval.

                    The WMC Agreement provides that WMC will not be liable to the Registrant or third parties for acts or omissions not caused by WMC's willful misfeasance, bad faith or gross negligence or by the acts or omissions of any bank, trust company, broker, or other person with whom or into whose possession any monies or securities and investments may be deposited under the WMC Agreement, nor will it be liable for any action taken or omitted to be taken by WMC on the advice of its counsel, provided such counsel is reasonably acceptable to the Registrant.

                    The WMC Agreement further provides that WMC will indemnify the Registrant against actions, litigation or other proceedings of any kind or nature and against any loss, liability, judgment, cost or penalty imposed as a result of such actions, litigation or proceedings arising out of any willful misfeasance, bad faith or gross negligence on the part of WMC in the performance of its duties under the WMC Agreement.

                    Under the WMC Agreement, WMC is free to render services to other clients similar to those it renders to the Registrant and it may give advice and take action with respect to those other clients that may differ from the advice given or the timing it may recommend to the Registrant. Furthermore, WMC will not have any obligation to purchase or sell for the Registrant's account any security that it or its principals, affiliates or employees may purchase for themselves or other clients.

                    The WMC Agreement may be terminated at any time without penalty by the Board of Directors of the Registrant or by the vote of a majority of its outstanding voting securities, or by WMC, on not more than 60 days' written notice to the other party. The

                    WMC Agreement will automatically terminate in the event of its "assignment" as that term is defined in the 1940 Act.

                    Under the WMC Agreement, WMC will make decisions with respect to placing orders for the purchase and sale of the Registrant's portfolio of equity securities. The primary consideration in making these decisions will be obtaining the most favorable prices for the Registrant and efficiency in executing orders. WMC has advised the Registrant that in effecting transactions on the Registrant's behalf, WMC will seek the most favorable price consistent with best execution.

                    WMC receives from brokers in-house research, certain third party research (generally of economic data), and certain information providing historic and current market data. WMC has informal arrangements with certain brokers who provide "soft dollar" credits for the purchase of research services. Commissions paid to these brokers are competitive. Accounts receiving benefit from the research share the cost. A budget for this research is determined annually and reviewed periodically. Supplemental to selecting a broker on the best execution basis, this budget may be considered.

                    Each potential soft dollar arrangement is analyzed by WMC to determine whether the use of client brokerage is appropriate and falls under the "safe harbor" rules of Section 28(e) of the Securities Exchange Act of 1934.

                    WMC will not effect any brokerage transaction in the Registrant's portfolio of equity securities with any broker-dealer affiliated directly or indirectly with WMC.

                    Pursuant to the conditions set forth in the rules of the Securities and Exchange Commission, the Registrant may purchase securities from an underwriting syndicate of which an affiliated broker-dealer of WMC is a member (but not directly from such affiliated broker-dealer itself). Such conditions relate to the price and amount of the securities purchased, the commission or spread paid and quality of the issuer. The rules further require that such purchases take place in accordance with the procedures adopted and reviewed periodically by the Board of Directors of the Registrant, particularly those directors who are not "interested persons" of the Registrant.

                    WMC may purchase securities for clients in block trades. This practice allows the client to participate in volume transactions which may produce better executions. The same price is allocated to each client.

               (c)  PORTFOLIO MANAGEMENT:

                    The name and title of the person employed by VAM who is primarily responsible for the day-to-day management of the Registrant's portfolio is Steven P. Eldredge. Mr. Eldredge has been a Executive Vice President/Senior Portfolio Manager of VAM since July 1995, prior to which he was a portfolio manager for ABT Mutual Funds in Orlando, Florida from February 1989 to June 1995. Mr. Eldredge has over 20 years experience in portfolio management.

                    Susan M. Byrne, President of WMC, will be the Registrant's portfolio manager for equity securities. Ms. Byrne, a founder of WMC in 1983, has over 15 years experience in equity portfolio management.

               (d)  ADMINISTRATORS:
                    Not applicable.

               (e)  CUSTODIANS:
                    The name and principal business address of the Registrant's custodian, transfer agent and dividend paying agent are as follows:

                    Custodian:
                    Westwood Trust
                    300 Crescent Court, Suite 1300
                    Dallas, Texas 75201

                    Transfer Agent and Dividend Paying Agent:
                    Securities Transfer Corporation
                    16910 Dallas Parkway, Suite 100
                    Dallas, Texas 75248

               (f)  EXPENSES:
                    The Registrant pays expenses for legal and accounting fees, the fees and expenses of its custodian, transfer agent and dividend paying agent as well as the costs of its directors and shareholders meetings. These expenses are in addition to the advisory fees paid to VAM under the VAM Agreement or the advisory fees that will be paid to VAM as a result of the Amendment to the VAM Agreement or to WMC under the WMC Agreement.

               (g)  AFFILIATED BROKERAGE:
                    All portfolio transactions in the Registrant's securities during the three years ended December 31, 1998, were transacted with primary market makers acting as principal on a net basis. Accordingly, the Registrant did not pay any brokerage commissions, as such, during such three year period, however, the market makers were compensated in the form of a "mark-up" or "mark-down" which may have resulted in a profit or a loss to them from such transactions. None of such market makers was an affiliated person of the Registrant or of VAM, or an affiliated person of any such person. The Registrant has not purchased any underwritten issues of securities for its portfolio during the three year period ended December 31, 1998.

     2.   NON-RESIDENT MANAGERS:
          Not applicable.

     3.   CONTROL PERSONS:
          Reference is made to the caption "Principal Shareholders" on pages 2 and 3, and to the subcaption "Stock Ownership of Directors and Officers" on pages 10 and 11 of the 1999 Proxy Statement for information relating to control of the Registrant, which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 1999.

          Reference is made to the caption "Election of Directors" on pages 9 and 10 of the 1999 Proxy Statement for information as to the name, address, age, and the principal occupation during the past five years of each director and officer of the Registrant and also to those directors who are "interested persons" of the Registrant and to the subcaption "Remuneration" on page 11 of the 1999 Proxy Statement for the compensation paid to the officers and directors of the Registrant, which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 1999.

          Reference is made to the subcaption "Stock Ownership of Directors and Officers" on pages 10 and 11 of the 1999 Proxy Statement for information as to the equity securities of the Registrant owned by all of its officers and directors, which material is hereby incorporated by reference. The information contained therein is the same as of April 16, 1999.

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

     1.   CAPITAL STOCK:
          The Registrant has only one class of capital stock authorized, Common Stock, par value $1.00 per share.

          A description of the rights of the holders of the Registrant's Common Stock is found on page 8 of the Registration Statement in response to
          Item 26, which material is hereby incorporated by reference.

     2.   LONG-TERM DEBT:
          The Registrant has no long-term debt.

     3.   GENERAL:
          Not applicable.

     4.   TAXES:
          For fiscal year 1998, Registrant qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code. As a "regulated investment company", income and dividends were not taxable to Registrant or its shareholders, but capital gains distributions were taxable. Registrant will pay dividends from its net investment income at such times and in such amounts as the Board of Directors determines. The Registrant will inform shareholders of the amount and nature of the Income and gains.

          Reference is made to the subcaption "Tax Effects of Change in Investment Objective" on pages 7, 8 and 9 of the 1998 Proxy Statement for the federal income tax effects resulting from the change in the Registrant's investment objective, which material is hereby incorporated by reference.

     5.   OUTSTANDING SECURITIES:
          As of April 16, 1999, the authorized and outstanding shares of the Registrant's Common Stock was as follows:

               AUTHORIZED               OUTSTANDING
               ----------               -----------
               2,000,000 shares         1,201,768 shares

     6.   SECURITIES RATINGS:
          Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES
          Not applicable. The Registrant does not have any Senior Securities.

ITEM 12. LEGAL PROCEEDINGS
          None

ITEM 13. TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION Not applicable.

                                        PART B

                        INFORMATION REQUIRED IN A STATEMENT OF
                                ADDITIONAL INFORMATION


ITEM 14.  COVER PAGE
          Not applicable.

ITEM 15.  TABLE OF CONTENTS
          Not applicable

ITEM 16.  GENERAL INFORMATION AND HISTORY
          Not applicable.

ITEM 17.  INVESTMENT OBJECTIVES AND POLICIES
          The answer to this item is fully responded to in Item 8 of Part A hereof.

ITEM 18.  MANAGEMENT
          The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
          The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES
          The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 21.  BROKERAGE ALLOCATION AND OTHER PRACTICES
          The answer to this Item is fully responded to in item 9 of Part A hereof.

ITEM 22.  TAX STATUS
          The answer to this Item is fully responded to in Item 10 of Part A hereof.

ITEM 23.  FINANCIAL STATEMENTS
          Reference is made to Item 24 of Part C hereof for the financial statements filed as exhibits hereto.

                                        PART C

                                  OTHER INFORMATION


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

          (a)  FINANCIAL STATEMENTS:
               (i)    Statement of Assets and Liabilities as of December 31,
                      1998.
               (ii)   Portfolio of Investment Securities as of December 31,
                      1998.
               (iii)  Statement of Operations for the Year ended December 31,
                      1998.
               (iv) Statement of Changes in Net Assets for the Years ended December 31, 1998 and 1997.
               (v)    Notes to Financial Statements.
               (vi) Selected Per Share Data and Ratios for Each of the Years in the Five Year Period ended December 31, 1998.

               All of the foregoing are in Registrant's Annual Report to Shareholders for 1998, which material is incorporated by reference in Part B hereof.

          (b)  EXHIBITS:

               (1)    Amended Articles of Incorporation (1)
               (2)    By-Laws (1)
               (3)    None
               (4)    Specimen Stock Certificate (1)
               (5)    None
               (6)    None
               (7)    Investment Advisory Contracts (2)
               (8)    Not applicable
               (9)    None
               (10)   Custodian Agreement (3)
               (11)   None
               (12)   Not Applicable
               (13)   None
               (14)   Consent of Independent Auditors (4)
               (15)   None
               (16)   None
               (17)   None
               (18)   Not applicable
               (19)   Registrant's Annual Report to Shareholders (4)

          (1) This material filed as an exhibit to Registrant's Registration Statement pursuant to the corresponding exhibit number therein is hereby incorporated by reference.

          (2) Registrant's Investment Advisory Agreement, dated as of April 1, 1991, with Voyageur Fund Managers was attached as Exhibit A to the Registrant's Proxy Statement, dated April 8, 1991, filed in preliminary form with the Commission on or about March 20, 1991, which Agreement is hereby incorporated by reference. The Amendment, dated as of April 1, 1999, to such Investment Advisory Agreement was attached as Exhibit A to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Amendment is hereby incorporated by reference.

               Registrant's Investment Advisory Agreement, dated as of April 1, 1999, with Westwood Management Corp. was attached as Exhibit B to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Agreement is hereby incorporated by reference.

          (3) Registrant's Custodian Agreement, dated August 14, 1992, with Trust Company of Texas (the predecessor of Westwood Trust) was filed as Exhibit (9) to the Registrant's Amendment No. 15 to Registration Statement under the Investment Company Act of 1940 on Form N-2, dated April 20, 1993, which Agreement is hereby incorporated by reference.

          (4)  Filed herewith.

ITEM 25.  MARKET ARRANGEMENTS
          Not applicable.

ITEM 26.  OTHER EXPENSES AF ISSUANCE AND DISTRIBUTION
          Not applicable.

ITEM 27.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL
          Not applicable.

ITEM 28.  NUMBER OF HOLDERS OF SECURITIES
          On March 12, 1999, the outstanding shares of the Registrant's Common Stock were held of record by 149 persons.

ITEM 29.  INDEMNIFICATION
          The answer to this Item is found on page 7 of the Registration Statement, in response to Item 19, which material is hereby incorporated by reference.

ITEM 30.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

          For information as to the other business or employment of the Registrant's investment advisor, reference is made to Form ADV, as amended, of Voyageur Asset Management LLC as filed with the Commission, which is hereby incorporated by reference.

          For information as to the other business or employment of the Registrant's investment advisor, reference is made to Form ADV, as amended, of Westwood Management Corp. as filed with the Commission, which is hereby incorporated by reference.

ITEM 31.  LOCATION OF ACCOUNTS AND RECORDS
          The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the 1940 Act and Rules 31a-1 and 31a-3 thereunder are in the possession of Mr. Jerry D. Wheatley, Secretary and Treasurer of the Registrant, 214 North Ridgeway Drive, Cleburne, Texas.

ITEM 32.  MANAGEMENT SERVICES
          Not applicable.

ITEM 33.  UNDERTAKINGS
          Not applicable.

                                    SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. Twenty One to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleburne, and State of Texas, on the 26th day of April 1999.


                                       SAMARNAN INVESTMENT CORPORATION

                                       By: /s/ George S. Walls, Jr.

                                          ---------------------------------
                                               GEORGE S. WALLS. JR.
                                               PRESIDENT